AMENDMENT NO. 4 TO CREDIT AGREEMENT


    AMENDMENT, dated as of December 1, 1994 to the Credit Agreement dated as of September 30, 1992 and effective as of December 30, 1992, as amended on April 30, 1993, October 5, 1993, and August 15, 1994 (the "Agreement") between THE INTERPUBLIC GROUP OF COMPANIES, INC. (the "Borrower") and UNION BANK OF SWITZERLAND (the "Bank").

    The parties hereto desire to amend the Agreement subject to the terms and conditions of this Amendment, as hereinafter provided. Accordingly, the parties hereto agree as follows:

    1. DEFINITIONS. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement and in each of the documents relating to the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

    2.  AMENDMENTS.

    A.  The definition of "Termination Date" set forth in
    Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

         "Termination Date" means December 1, 1997 or such later date to which the Commitment is extended in accordance with
    Section 2.13 hereof.

    B.  The definition of "CD Margin" set forth in Section
    2.5(B) of the Agreement is hereby amended to read in its entirety as follows:

         The "CD Margin" means on any date from and after December 1, 1994 (i) .425%, if at the end of each of the two most recently completed fiscal quarters the Borrower's ratio of Total Borrowed Funds to Consolidated Net Worth was equal to or less than .40 to 1 and the Borrower's ratio of Cash Flow to Total Borrowed Funds was equal to or greater than .50 to 1; or (ii) .525%, if (a) the conditions of clause (i) have not been satisfied and (b) at the end of each of the two most recently completed fiscal quarters the Borrower's ratio of Total Borrowed Funds to Consolidated Net Worth was equal to or less than .70 to 1 and the Borrower's ratio of Cash Flow to Total Borrowed Funds was equal to or greater than .35 to 1; or (iii) 5/8 of 1%, if the conditions set forth in both clauses (i) and (ii) are not satisfied.

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    C. The definition of "Euro-Dollar Margin" set forth in
    Section 2.5(C) of the Agreement is hereby amended to read in its entirety as follows:

         The "Euro-Dollar Margin" means on any date from and after December 1, 1994 (i) 3/10 of 1%, if at the end of each of the two most recently completed fiscal quarters the Borrower's ratio of Total Borrowed Funds to Consolidated Net Worth was equal to or less than .40 to 1 and the Borrower's ratio of Cash Flow to Total Borrowed Funds was equal to or greater than .50 to 1; or (ii) 4/10 of 1%, if (a) the conditions of clause (i) have not been satisfied and (b) at the end of each of the two most recently completed fiscal quarters the Borrower's ratio of Total Borrowed Funds to Consolidated Net Worth was equal to or less than .70 to 1 and the Borrower's ratio of Cash Flow to Total Borrowed Funds was equal to or greater than .35 to 1; or (iii) 1/2 of 1%, if the conditions set forth in both clauses (i) and (ii) are not satisfied.

    D. Section 2.6 of the Agreement is hereby amended to read in its entirety as follows:

         2.6 Fees. The Borrower shall pay to the Bank a commitment fee on the unused portion of the Commitment. The per annum commitment fee shall be on any date from and after December 1, 1994 (i) 1/8 of 1% of the unused portion of the Commitment, if at the end of each of the two most recently completed fiscal quarters the Borrower's ratio of Total Borrowed Funds to Consolidated Net Worth was equal to or less than .40 to 1 and the Borrower's ratio of Cash Flow to Total Borrowed Funds was equal to or greater than .50 to 1; or (ii) .15% of the unused portion of the Commitment, if (a) the conditions of clause (i) have not been satisfied and (b) at the end of each of the two most recently completed fiscal quarters the Borrower's ratio of Total Borrowed Funds to Consolidated Net Worth was equal to or less than .70 to 1 and the Borrower's ratio of Cash Flow to Total Borrowed Funds was equal to or greater than .35 to 1 or (iii) .18% of the unused portion of the Commitment, if the conditions set forth in both clauses (i) and (ii) are not satisfied. Such fees shall accrue from December 1, 1994 to and including the Termination Date and shall be payable quarterly in arrears on the last day of each December, March, June, and September and on any date on which the Commitment is terminated or otherwise reduced.

    3. AGREEMENT AS AMENDED. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

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    4.  GOVERNING LAW.  This Amendment, and the Agreement as
    amended hereby, shall be construed in accordance with and governed by the laws of the State of New York.

    5. SEVERABILITY. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument.

    7. EFFECTIVENESS. This Amendment shall become effective as of the date first above written upon receipt by the Bank of counterparts hereof executed by each of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                  THE INTERPUBLIC GROUP OF
                                  COMPANIES, INC.

                                  By: ALAN M. FORSTER
                                      ALAN M. FORSTER
                                       Vice President & Treasurer


                                  UNION BANK OF SWITZERLAND

                                  By: ROBERT W. CASEY, JR.
                                      ROBERT W. CASEY, JR.
                                       Vice President


                                  By: LAURENT CHAIX
                                      LAURENT CHAIX
                                      Assistant Vice President

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